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FILED IN THE OFFICE             Articles of Incorporation
OF THE SECRETARY OF                (Pursuant to NRS 78)
STATE OF THE STATE OF                STATE OF NEVADA
     NEVADA
   NOV 29 1995                            SEAL
     20861-95
   Dean Heller                     STATE OF NEVADA
Secretary of State                Secretary of State
      /s/
--------------------------------------------------------------------------------

1.       NAME OF CORPORATION:  Rainfresh Technologies, Inc.

2.       RESIDENT AGENT:

         Name of Residing Agent:  The Corporation Trust Company of
         Nevada.

         Street Address:  One East First Street, Reno, Nevada, 89501.

3.       SHARES:

         Number of shares with par value: 25,000,000  Par Value: .001

4.       GOVERNING BOARD:  Shall be styled as Directors.

         The FIRST BOARD OF DIRECTORS shall consist of one (1) members and the names and addresses are as follows:

         Peter Khean          Ste 777, 916 Broadway
                              Vancouver, BC V52 1K7

5.       PURPOSE:  The purpose of the corporation shall be:

6.       PERSONAL LIABILITY (Pursuant to NRS 78.037): Check one:
         _X_ Accept _________ Decline.

         6(a) If you chose accept, please check one: _________ Limiting ____X___ Eliminating

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached none.
                                                          ----



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8.       SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

         Stuart Stout
         --------------------------------
         Name

         520 Pike St., Seattle, WA  98101
         --------------------------------
         Address

                 /s/
         --------------------------------
         Signature

         Subscribed and sworn to before me this 28th day of November, 1995.

                                                          /s/
                                            ------------------------------------
                                            Kathleen C. Gariepy   Notary Public

9.       CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

           The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation.

            The Corporation Trust Company of Nevada

                /s/                                           November 28, 1995
       ------------------------                              -------------------
         John P. Stout                                                     Date




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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

         RAINFRESH TECHNOLOGIES INC., a corporation organized under the laws of the State of Nevada, by its president (or vice-president) and secretary (or assistant secretary) does hereby certify:

         1. That the board of directors of said corporation at a meeting duly convened and held on the 16th day of December, 1996, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

         RESOLVED that article 1 of said articles of incorporation be amended to read as follows: "AVANI INTERNATIONAL GROUP INC."

         2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 8,755,900; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority * of each class of stock outstanding and entitled to vote thereon.

         IN WITNESS WHEREOF, the said RAINFRESH TECHNOLOGIES INC. has caused this certificate to be signed by its president (or vice-president) and its secretary (or assistant secretary) and its corporate seal to be hereto affixed this 16th day of December, 1996.

                                                 By              /s/
                                                    ----------------------------
                                                    Peter Khean, President

                                                                /s/
                                                    ----------------------------
                                                    Secretary (or Assis. Sec.)



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PROVINCE OF BRITISH COLUMBIA, CANADA

COUNTY OF NEW WESTMINSTER

         On December 16, 1996 personally appeared before me, a Notary Public, Peter Khean, who acknowledged that he/she executed the above instrument.

                  JOSEPH M. SCHWARZ       __________________/s/_________________
                  Barrister & Solicitor                          Notary
Public
                   206-2922 Glen Drive
                 Coquitlam, B.C. V3B 2P7
                   Phone: 942-8880